UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.02. Termination of a Material Definitive Agreement.

On March 25, 2024, as of March 16, 2024, we entered into a Termination Agreement with Pan-RAS Holdings, Inc., a New York corporation (“Pan-RAS Holdings”). The Termination Agreement terminated, without liability on either party, the License and Sublicense Agreement dated February 15, 2024 between us and Pan-RAS Holdings (the “License and Sublicense Agreement”).

The License and Sublicense Agreement had contemplated an exclusive out-license of our RAS inhibitors (“RAS”) drug development program, including our rights under the Exclusive License Agreement dated July 17, 2020, between our predecessor-in-interest and University of Louisville Research Foundation, Inc. (“ULRF”), as amended by Amendment 1 dated March 17, 2021, and by Amendment 2 dated June 15, 2023 (as so amended, the “License Agreement”). The License and Sublicense Agreement with Pan-RAS Holdings also contemplated an exclusive license to Pan-RAS Holdings of our own RAS program and its technology and know-how, and contemplated that we would effectuate a technology-transfer to Pan-RAS Holdings.

Although the License and Sublicense Agreement called for a closing by March 16, 2024, Pan-RAS Holdings had the right to terminate the License and Sublicense Agreement (for convenience and without liability) on or before March 16, 2024 if the closing had not already occurred by then. Therefore the License and Sublicense Agreement was in essence a 30-day option in favor of Pan-RAS Holdings. In the event, Pan-RAS Holdings was unable to effectuate the License and Sublicense Agreement closing by such March 16, 2024 date.

At the contemplated License and Sublicense Agreement closing, Pan-RAS Holdings would have paid us an upfront fee of $1,000,000 in cash. In addition, Pan-RAS Holdings would become responsible to pay on our behalf to ULRF, as and when required by the License Agreement to be paid by us to ULRF, all milestone payments required by the License Agreement to be paid by us to ULRF. Pan-RAS Holdings would also have become responsible to pay on our behalf to ULRF, as and when required by the License Agreement to be paid by us to ULRF, all running-royalty and minimum-royalty payments required by the License Agreement to be paid by us to ULRF.

Finally, if the contemplated License and Sublicense Agreement closing had occurred, Pan-RAS Holdings would have been required to pay to us for our own account, on a semiannual basis, royalties equal to 1.0% of net sales of any RAS products.

We would have owed certain amounts to ULRF under the License Agreement, if, as and when we received any Non-Royalty Sublicensing Income from Pan-RAS Holdings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Termination Agreement dated as of March 16, 2024 between the Company and Pan-RAS Holdings, Inc.

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: March 28, 2024	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chief Executive Officer